Exhibit 23


                   [LETTERHEAD OF YOUNT, HYDE & BARBOUR, P.C.]


                          Independent Auditors' Consent



We consent to the incorporation by reference in the following registration statements of Independent Community Bankshares, Inc. - Form S-8, Registration No. 333-93447, and Form S-3, Registration No. 333-45962 - and in the prospectus related to each, of our report dated January 15, 2002, with respect to the consolidated financial statements of Independent Community Bankshares, Inc. included in the Annual Report on Form 10-KSB of Independent Community Bankshares, Inc. for the year ended December 31, 2001.


/s/ Yount, Hyde & Barbour, P.C.


Winchester, Virginia
March 29, 2002